UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

Tevogen Bio Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite #210
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2025, Tevogen Bio Holdings Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which the Company may issue and sell from time to time up to $50,000,000 of shares of its common stock, par value $0.0001 per share (the “Common Stock”), through the Agent as the Company’s sales agent. Sales of the Company’s Common Stock through the Agent, if any, will be made by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-288218) filed on June 20, 2025 with the Securities and Exchange Commission and declared effective on June 26, 2025, the base prospectus filed as part of such registration statement, and the prospectus supplement dated July 3, 2025.

Each time the Company wishes to issue and sell Common Stock under the Sales Agreement, the Company will provide a placement notice to the Agent containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number of shares of Common Stock to be issued, the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one trading day, and any minimum price below which sales may not be made. The Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Common Stock from time to time, based upon the Company’s instructions, including any price, time or size limits the Company may impose pursuant to and subject to the terms and conditions of the Sales Agreement. The Company is not obligated to make any sales of Common Stock under the Sales Agreement and may terminate the Sales Agreement at any time upon written notice. The Company will pay the Agent a commission on the gross proceeds and has provided the Agent with customary indemnification rights.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated by reference as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference. A copy of the opinion of Hogan Lovells US LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the Sales Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any offer, solicitation, or sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Sales Agreement, dated July 3, 2025, by and between Tevogen Bio Holdings Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Bio Holdings Inc.

Date: July 3, 2025	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer

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